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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8–K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

April 10, 2003
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Date of Report (Date of earliest event reported)

THE JUDGE GROUP, INC.
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(Exact name of registrant as specified in its chapter)

PENNSYLVANIA	0-21963	23-1726661
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(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Bala Plaza, Suite 800 Bala Cynwyd, PA	19004
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(Address of principal executive offices)	(Zip Code)

(610) 667-7700
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Registrant's telephone number, including area code

Not Applicable
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(Former name or former address, if changed since last report)

Item 5.	Other Events and Regulation FD Disclosure.

On April 10, 2003, the registrant reported the intention of a management-led group led by founders and principal shareholders Martin E. Judge, Jr. and Michael A. Dunn to make a tender offer for all shares of the registrant not owned by them and other members of the group. The management-led group beneficially owns approximately 60% of the registrant’s outstanding shares. Additional details concerning the tender offer are more fully described in the registrant’s press release dated April 10, 2003, a copy of which has been filed as Exhibit 99.1 to this report.

Item 7.	Financial Statements and Exhibits

Exhibit 99.1	Press Release dated April 10, 2003 incorporated herein by reference.

Item 9.	Regulation FD Disclosure.

The information concerning the registrant’s preliminary financial results for the quarterly period ended March 31, 2003 included in the registrant’s press release dated April 10, 2003, a copy of which has been filed as Exhibit 99.1 to this report, is being provided under Item 12.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE JUDGE GROUP, INC.

Date April 15, 2003	/s/ Robert G. Alessandrini

Robert G. Alessandrini, CFA Chief Financial Officer